Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 03, 2024, relating to the financial statements of Chenghe Acquisition II Co. as of March 04, 2024 and for the period from January 15, 2024 (inception) to March 04, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

April 03, 2024

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